Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hepion Pharmaceuticals, Inc.
Edison, New Jersey 08837

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254996) and Form S-8 (Nos. 333-252188, 333-203867, 333-215662 and 333-234728) of Hepion Pharmaceuticals, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Woodbridge, New Jersey
April 8, 2022